EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Capital Resources Group, Ltd.
Coastal Homeowners Insurance Specialists, Inc.
Pinpoint Adjusting Corporation
Pinpoint Inspection Corporation
Pinpoint Property Appraisal Corporation
Pinpoint Residential Inspection Corporation
Quoters, Inc.
Tiger Home Services, Inc.
Tigerquote.com Insurance & Financial Services Group, Inc.
Tigerquote.com Insurance Solutions, Inc.
Tigerquote.com Insurance Solutions of Arizona, Inc.
Tigerquote.com Insurance Solutions of California, Inc.
Tigerquote.com Insurance Solutions of Colorado, Inc.
Tigerquote.com Insurance Agency of Georgia, Inc.
Tigerquote.com Insurance Solutions of Illinois, Inc.
Tigerquote.com Insurance Solutions of Indiana, Inc.
Tigerquote.com Insurance Solutions of Iowa, Inc.
Tigerquote.com Insurance Solutions of Kentucky, Inc.
Tigerquote.com Insurance Solutions of Michigan, Inc.
Tigerquote.com Insurance Solutions of Missouri, Inc.
Tigerquote.com Insurance Solutions of Nevada, Inc.
Tigerquote.com Insurance Agency of New York, Inc.
Tigerquote.com Insurance Solutions of Ohio, Inc.
Tigerquote.com Insurance Solutions of Oregon, Inc.
Tigerquote.com Insurance Solutions of Pennsylvania, Inc.
Tigerquote.com Insurance Solutions of Tennessee, Inc.
Tigerquote.com Insurance Solutions of Texas, Inc.
Tigerquote.com Insurance Solutions of Vermont, Inc.
Tigerquote.com Insurance Solutions of Virginia, Inc.
Tigerquote.com Insurance Solutions of Washington, Inc.
Tigerquote.com Insurance Services of Wisconsin, Inc.
Tigerquote.com Life Managing General Agency, Inc.
Tigerquote.com Managing General Agency, Inc.
US Insurance Solutions, Inc.
Universal Adjusting Corporation
Universal Florida Insurance Agency, Inc.
Universal Inspection Corporation
Universal Insurance Holding Company of Florida
Universal Life Support Corporation
Universal Property & Casualty Insurance Company
Universal Risk Advisors
Universal Risk Life Advisors, Inc.
USA Insurance Solutions, Inc.